UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 11, 2017, MSG Sports & Entertainment, LLC (“MSG S&E”), a wholly-owned subsidiary of The Madison Square Garden Company (the “Company”), and Quart 2C, LLC (“Q2C”), a company controlled by the Company’s Executive Chairman and director, James L. Dolan, and his wife and director, Kristin A. Dolan, entered into an aircraft lease agreement (the “G550 Dry Lease Agreement”), pursuant to which MSG S&E has agreed from time to time to lease to Q2C on a non-exclusive basis its Gulfstream Aerospace G550 aircraft. Under the terms of the G550 Dry Lease Agreement, Q2C will pay MSG S&E rent at an hourly rate and specified expenses of each flight.

On January 11, 2017, MSG S&E and Q2C also entered into a reciprocal aircraft lease agreement (the “G450 Dry Lease Agreement”), pursuant to which Q2C has agreed from time to time to lease to MSG S&E on a non-exclusive basis its Gulfstream Aerospace G450 aircraft (the “G450 Aircraft”). Under the terms of the G450 Dry Lease Agreement, MSG S&E will pay Q2C rent at an hourly rate and specified expenses of each flight. The hourly rate and the specified expenses are identical in the two dry lease agreements. Both the G550 Dry Lease Agreement and the G450 Dry Lease Agreement include “true-up” mechanisms such that, to the extent one party’s annual usage exceeds the other party’s annual usage of the other party’s aircraft, the party with the greater aircraft usage would pay an additional hourly rate with respect to excess hours intended to cover the additional costs. In addition, the reciprocal arrangements provide for equitable adjustment in the event that discrepancies in hours of usage or other factors cause the arrangement to be economically unfair to either party.

On January 12, 2017, David O’Connor, President and Chief Executive Officer of the Company, entered into an aircraft time sharing agreement (the “Time Sharing Agreement”) with MSG S&E, pursuant to which Mr. O’Connor may lease the G450 Aircraft from MSG S&E for limited personal use. For flights taken under the Time Sharing Agreement, Mr. O’Connor will pay for the actual expenses of such flight as listed in the agreement, but not to exceed the maximum amount permitted under Federal Aviation Administration rules.

The above descriptions of the G550 Dry Lease Agreement, the G450 Dry Lease Agreement and the Time Sharing Agreement are qualified in their entirety by reference to those agreements which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 with respect to the Time Sharing Agreement between MSG S&E and Mr. O’Connor is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Dry Lease Agreement, dated January 11, 2017, between MSG Sports & Entertainment, LLC and Quart 2C, LLC (for the G550).

10.2	Dry Lease Agreement, dated January 11, 2017, between Quart 2C, LLC and MSG Sports & Entertainment, LLC (for the G450).

10.3	Time Sharing Agreement, dated January 12, 2017, between MSG Sports & Entertainment, LLC and David O’Connor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel & Secretary

Dated: January 13, 2017

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